UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) NOVEMBER 13, 2009

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA		M9C 5K1
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 13, 2009, Nortel Networks Corporation (“NNC”) announced that it, its principal operating subsidiary Nortel Networks Limited (“NNL” and together with NNC and their affiliates and subsidiaries, “Nortel”), and certain of its other subsidiaries including Nortel Networks Inc., have completed the sale of substantially all of Nortel’s CDMA Business and LTE Access assets to Telefonaktiebolaget LM Ericsson (Ericsson) for a purchase price of US$1.13 billion. The sale was subject to court approvals in the U.S. and Canada as well as regulatory and other customary closing conditions. These conditions have now been satisfied and the sale was concluded effective November 13, 2009.

Under the terms of the sale, Nortel will provide transitional services to Ericsson, and Ericsson will provide products and services to Nortel in support of those CDMA customers remaining with Nortel.

Item 2.02	Results of Operations and Financial Condition

On November 16, 2009 NNC issued a press release concerning its financial results for the third quarter of 2009. Such press release is attached hereto as Exhibit 99.1 and furnished in accordance with Item 2.02 of Form 8-K.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2009, the Boards of Directors of NNC and NNL (“Boards”) amended the Nortel Networks Limited Annual Incentive Plan (“Incentive Plan”) in order to discontinue the use of metrics based upon the quarterly performance of Nortel as a whole and to provide instead for metrics based upon the quarterly performance of one or more individual business units of Nortel as determined by the Boards for purposes of the Incentive Plan. The business unit performance factor used to calculate a participant’s bonus under the Incentive Plan will be determined based on the performance of his or her designated business unit(s) against metrics established for each quarterly performance period. The amendment to the Incentive Plan is effective as of October 1, 2009, and will be applicable to bonuses payable with respect to the fourth quarter of 2009. On November 13, 2009, the Boards also designated the business unit(s) and respective metrics for each participant in the Incentive Plan with respect to the fourth quarter of 2009. With respect to such bonus payable under the Incentive Plan by Nortel, the business unit performance factor for Mr. Lowe, a named executive officer, will be based on the performance of Nortel’s CDMA business unit against revenue metrics during October 1, 2009 through November 13, 2009. With respect to such bonus for Mr. Binning, also a named executive officer, the business unit performance factor will be based upon the composite average of the performance of each of Nortel’s business units designated under the Incentive Plan against their respective metrics, including revenue, management operating margin, outage recovery, headcount reduction, cash and cash equivalents and reserve fund and asset management metrics as well as achievement of certain internal operational milestones.

Item 8.01	Other Events.

On November 13, 2009, NNC also announced that in light of ongoing discussions with interested parties, it had decided to not hold the auction previously scheduled on that date in relation to the sale of its global Optical Networking and Carrier Ethernet businesses. Qualified bidders are now required to submit offers by November 17, 2009. On November 18, 2009, NNC announced that it will proceed to an auction of these businesses on November 20, 2009.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 16, 2009.

99.2	Asset Sale Agreement dated as of July 24, 2009 by and among NNC, NNL and certain other subsidiaries of NNC, including Nortel Networks Inc., as Sellers, and Telefonaktiebolaget LM Ericsson, as Buyer incorporated by reference to Exhibit 10.1 to NNC’s quarterly report on Form 10-Q for the period ended September 30, 2009.

99.3	Amendment No. 1 dated as of October 30, 2009 to the Asset Sale Agreement by and among NNC, NNL and certain other subsidiaries of NNC, including Nortel Networks Inc., as Sellers and Telefonaktiebolaget LM Ericsson, as Buyer.

99.4	Amendment No. 2 dated as of November 13, 2009 to the Asset Sale Agreement, as amended by Amendment No. 1 dated as of October 30, 2009 by and among NNC, NNL and certain other subsidiaries of NNC, including Nortel Networks Inc., as Sellers and Telefonaktiebolaget LM Ericsson, as Buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ ANNA VENTRESCA
Anna Ventresca General Counsel – Corporate and Corporate Secretary

By:	/S/ GRACE K. MCDONALD
Grace McDonald Assistant Secretary

Dated: November 18, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on November 16, 2009.

99.2	Asset Sale Agreement dated as of July 24, 2009 by and among NNC, NNL and certain other subsidiaries of NNC, including Nortel Networks Inc., as Sellers, and Telefonaktiebolaget LM Ericsson, as Buyer incorporated by reference to Exhibit 10.1 to NNC’s quarterly report on Form 10-Q for the period ended September 30, 2009.

99.3	Amendment No. 1 dated as of October 30, 2009 to the Asset Sale Agreement by and among NNC, NNL and certain other subsidiaries of NNC, including Nortel Networks Inc., as Sellers and Telefonaktiebolaget LM Ericsson, as Buyer.

99.4	Amendment No. 2 dated as of November 13, 2009 to the Asset Sale Agreement, as amended by Amendment No. 1 dated as of October 30, 2009 by and among NNC, NNL and certain other subsidiaries of NNC, including Nortel Networks Inc., as Sellers and Telefonaktiebolaget LM Ericsson, as Buyer.